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                     [LETTERHEAD OF BASIN EXPLORATION, INC.]

                                  June 17, 1999

Mr. Michael S. Smith
370 Seventeenth St.
Suite 3400
Denver, CO 80202

Dear Mr. Smith:


         Basin Exploration, Inc. (the "Company") and you are parties to an Underwriting Agreement dated June 17, 1999 (the "Underwriting Agreement"), pursuant to which the Company and you are selling to Goldman, Sachs & Co., Banc of America Securities LLC, Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, and Petrie Parkman & Co., Inc. (collectively, the "Underwriters") 3,750,000 and 250,000 shares, respectively, of the Company's common stock, $.01 par value per share, plus, if so elected by the Underwriters, up to an additional 562,500 and 37,500 shares, respectively, to cover over-allotments (the "Shares"). In the Underwriting Agreement, the Company and you have jointly and severally agreed to indemnify the Underwriters against certain losses incurred in connection with the offer and sale of the Shares, subject to the terms and conditions set forth therein. By this letter, the Company agrees to indemnify you from and against liabilities that you may incur pursuant to the Underwriting Agreement, as set forth below. Capitalized terms used herein and not defined herein have the meanings therefor set forth in the Underwriting Agreement.

         The Company agrees to indemnify you and hold you harmless from and against any and all losses, claims, damages, liabilities and judgments incurred by you pursuant to the Underwriting Agreement caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished in writing to the Company by you or on your behalf expressly for use therein.

         The Company and you agree that the indemnification procedures set forth in the Underwriting Agreement, including those relating to notice and assumption of defense, shall also govern the indemnity provided for herein.


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Mr. Michael S. Smith
June 17, 1999
Page 2



                                       BASIN EXPLORATION, INC.


                                       By: /s/ Howard L. Boigon
                                          --------------------------------
                                          Howard L. Boigon
                                          Vice President and General Counsel


AGREED AND ACCEPTED:

/s/ Michael S. Smith
----------------------------
Michael S. Smith